UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2006
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

A.	2007 Officer Compensation

On December 20, 2006, the Nominating, Compensation and Governance Committee of the PG&E Corporation Board of Directors (Committee) approved the 2007 Officer Compensation Program for PG&E Corporation and Pacific Gas and Electric Company (Utility) based on data from a comparator group of 27 companies that the Committee previously approved for use in setting officer compensation. The 2007 Officer Compensation Program consists of (1) an annual salary increase budget of 4 percent to be used for base pay adjustments, mid-year discretionary increases, and lump-sum payments, (2) target participation rates for cash awards under the PG&E Corporation 2007 Short-Term Incentive Plan (STIP) ranging from 30 percent to 100 percent of base salary depending on officer level, with a maximum payout of 200 percent of base salary, and (3) value ranges for grants under the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP) (see “2007 Officer Equity Compensation” under Item 8.01 below). The Committee approved the 2007 Officer Compensation Program after consultation with the Committee’s independent compensation consultant.

The Committee also approved the 2007 STIP structure for officers of PG&E Corporation and the Utility. Recommendations as to the specific performance targets for each STIP component will be presented for the Committee’s action at its February 2007 meeting. The 2007 STIP structure for officers focuses the annual incentive opportunity on returns to shareholders by emphasizing financial objectives such as earnings from operations. The structure also recognizes the equal importance of key strategic objectives and operating and service measures aimed at the achievement of operational excellence and improved customer service. Corporate financial performance, as measured by corporate earnings from operations, will account for 50 percent of the incentive, 20 percent of the incentive will be based on the Utility’s success in implementing its strategy to achieve operational excellence and improved customer service, 20 percent of the incentive will be based on customer satisfaction indices, 5 percent will be based on the results of an employee opinion survey, and the remaining 5 percent will be based on achieving safety standards. The Committee will continue to retain full discretion as to the determination of final officer STIP payments. As part of the 2007 Officer Compensation Program, the Committee approved target participation rates for cash awards under the STIP ranging from 30 percent to 100 percent of base salary depending on officer level, with a maximum payout of 200 percent of base salary. Actual STIP payments are determined by the Committee based on the extent to which certain pre-established performance criteria are met.

The Committee (and with respect to Peter A. Darbee and Thomas B. King, the independent members of the Boards of Directors of PG&E Corporation and the Utility, respectively) approved 2007 base salaries and the 2007 STIP targets (based on a percentage of base salary) for the following executive officers:

Name and Title	2007 Base Salary	2007 STIP % Target
Peter A. Darbee, Chairman of the Board, Chief Executive Officer and President, PG&E Corporation and Chairman of the Board, Utility	$1,050,000	100%
Thomas B. King, Chief Executive Officer, Utility	$640,000	75%
Christopher P. Johns, Senior Vice President, Chief Financial Officer and Treasurer, PG&E Corporation and Utility	$523,640	55%

The Committee (and with respect to Peter A. Darbee and Thomas B. King, the independent members of the Boards of Directors of PG&E Corporation and the Utility, respectively) also approved the 2007 perquisite amount for each officer named above, ranging from $25,000 to $35,000.

B.	Compensation Arrangement

On December 20, 2006, the PG&E Corporation Board of Directors approved an arrangement for Peter A. Darbee, Chairman of the Board, Chief Executive Officer and President of PG&E Corporation, that provides a grant of restricted stock shares with an aggregate value of $1 million. The Committee has awarded Mr. Darbee the restricted stock shares, effective January 2, 2007. The number of restricted stock shares that Mr. Darbee will receive on January 2, 2007 will be determined based on the closing stock price of PG&E Corporation common stock on January 2, 2007 (the date of grant), as reported on the New York Stock Exchange. The restrictions on the restricted stock shares will lapse five years after the date of grant, provided that Mr. Darbee is still employed by PG&E Corporation or any of its affiliates. Vesting of the restricted stock shares is subject to acceleration under certain circumstances associated with Mr. Darbee’s death, disability, or termination of employment. The vesting of the restricted stock shares would accelerate upon a Change in Control of PG&E Corporation (as defined in the LTIP) if this modification to Mr. Darbee’s compensation arrangements is not assumed by the Acquiror (as defined in the LTIP).

C.	Appointment of New Director

On December 20, 2006, the Boards of Directors of PG&E Corporation and the Utility elected Richard A. Meserve to serve as a director of PG&E Corporation and the Utility, effective immediately.

Dr. Meserve is entitled to receive the following director compensation (1) a prorated retainer for the remainder of 2006 based on an annual retainer of $45,000, (2) an annual retainer of $50,000 beginning on January 1, 2007, and (2) equity awards valued at $80,000, consisting of $40,000 in restricted stock and $40,000 in either stock options or restricted stock units to be awarded under the formula award provisions of the LTIP on the first business day of the year, beginning on January 2, 2007. Dr. Meserve will also receive per-meeting fees of $1,750 for each Board meeting attended.

To accommodate the election of Dr. Meserve, the Boards of Directors of PG&E Corporation and the Utility adopted resolutions to set the number of directors on each respective Board. Under PG&E Corporation’s Bylaws, the authorized number of directors may not be less than 7 nor more than 13, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws. PG&E Corporation’s Bylaws were amended to change the number of directors from 9 to 10. Under the Utility’s Bylaws, the authorized number of directors may not be less than 9 nor more than 17, but within that range the Board of Directors may set the exact number of directors by an amendment to the Bylaws. The Utility’s Bylaws were amended to change the number of directors from 10 to 11. The amendments to the Bylaws became effective on December 20, 2006.

Under PG&E Corporation’s and the Utility’s Corporate Governance Guidelines, at least 75% of each Board is required to be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of, nor consultants to, PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in the applicable stock exchange rules. The composition of PG&E Corporation’s and the Utility’s Boards of Directors continues to meet the Corporate Governance Guidelines.

There are no arrangements or understandings pursuant to which Dr. Meserve was selected as a director of PG&E Corporation or of the Utility. Dr. Meserve does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03 -	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above in Item 5.02 regarding the amendment of the Bylaws of PG&E Corporation and the Utility is hereby incorporated into Item 5.03 of this report by reference. The text of the amendment to PG&E Corporation’s Bylaws is attached hereto as Exhibit 99.1 and the text of the amendment to the Utility’s Bylaws is attached hereto as Exhibit 99.2.

Item 8.01 -	Other Events

A.	2007 Officer Equity Compensation

On December 20, 2006, the Committee (and with respect to Peter A. Darbee and Thomas B. King, the independent members of the Boards of Directors of PG&E Corporation and the Utility, respectively) approved the total value of equity grants to be made on the first business day of January 2007 under the LTIP to the following executive officers:

Name and Title	2007 LTIP Grant Value
Peter A. Darbee, Chairman of the Board, Chief Executive Officer and President, PG&E Corporation and Chairman of the Board, Utility	$4,500,000
Thomas B. King, Chief Executive Officer, Utility	$1,250,000
Christopher P. Johns, Senior Vice President, Chief Financial Officer and Treasurer, PG&E Corporation and Utility	$875,000

The equity grants will be divided equally between restricted stock and performance shares based on a per-share price of PG&E Corporation common stock of $44.618, the average closing price of PG&E Corporation common stock on the New York Stock Exchange for the month of November 2006.

The Committee also approved the terms of the restricted stock and performance shares to be granted under the LTIP to all participants, including officers. Restrictions on the restricted stock will lapse over a five-year period in increments of 20 percent on the first, second, and third anniversaries of the date of grant. The restrictions on the remaining 40 percent of the restricted stock will lapse early on the third anniversary of the date of grant if PG&E Corporation’s total shareholder return (TSR) for the prior three-year period is in the top quartile relative to PG&E Corporation’s comparator group of 12 companies. If PG&E Corporation’s TSR for that period is not in the top quartile, the restrictions will continue and will not lapse until the fifth anniversary of the date of grant.

Performance shares will vest, if at all, at the end of a three-year period depending on PG&E Corporation’s TSR for the period as certified by the Committee. The payment for performance shares will be calculated by multiplying the number of vested performance shares by the average closing price of PG&E Corporation common stock over the last 30 calendar days of the third year of the performance period. There will be no payout for TSR performance below the 25th percentile of the comparator group of 12 companies; there will be a 25 percent payout if TSR is at the 25th percentile; there will be a 100 percent payout if TSR is at the 75th percentile; and there will be a 200 percent payout if PG&E Corporation’s TSR ranks first in the comparator group. If PG&E Corporation’s TSR is between the 25th percentile and the 75th percentile, or above the 75th percentile, award payouts will be determined by straight-line interpolation, adjusted to round numbers (i.e., the nearest multiple of five).

Restricted stock and performance shares accrue dividends. However, the payment of all dividends that may be accrued with respect to such awards will be subject to the same restrictions, including the requirement to satisfy any performance goal, if applicable, as the shares to which they relate.

B.	Adoption of Director Stock Ownership Guidelines

On December 20, 2006, the Boards of Directors of PG&E Corporation and the Utility adopted stock ownership guidelines for non-employee directors. The guidelines provide that each director should beneficially own PG&E Corporation common stock (or, for directors of the Utility, Utility preferred stock or PG&E Corporation common stock) with an aggregate value of at least $200,000 within five years after being elected as a director or within five years after adoption of the guidelines, whichever is later. For purposes of calculating a director’s share ownership, PG&E Corporation restricted stock units and common stock equivalents held by the director are included. The Boards of Directors of PG&E Corporation and the Utility amended each company’s Corporate Governance Guidelines to include the stock ownership guidelines. The amendments became effective on December 20, 2006. The amended Corporate Governance Guidelines will be posted on the companies’ websites at: www.pge-corp.com.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective December 20, 2006

99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective December 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

LINDA Y.H. CHENG
Linda Y. H. Cheng
Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

LINDA Y.H. CHENG
Linda Y. H. Cheng
Vice President, Corporate Governance and Corporate Secretary

Dated: December 22, 2006

Exhibit Index

99.1	Text of the amendment to the Bylaws of PG&E Corporation effective December 20, 2006

99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective December 20, 2006